UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____March 16, 2007_______

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements

On March 16, 2007, the Audit Committee of the Board of Directors of Florida Public Utilities Company (the “Company”) determined that the valuation for pension liability and expense originally recorded and reported on in the third quarter of 2006 was incorrect and required a revision. The Audit Committee has determined that the Company’s Form 10-Q for the quarter ended September 30, 2006 filed on November 14, 2006 should not be relied upon.  The Audit Committee has discussed this matter with the Company’s registered independent public accounting firm, BDO Seidman, LLP, and they are in agreement that this correction is necessary.

The Company intends to file Amendment No.1 to its Quarterly Report on Form 10-Q (“Amendment No.1”) for the quarter ended September 30, 2006.  Amendment No. 1 is being filed to reflect the recognition of additional pension expenses and pension liability of $225,000 and a reduction of $85,000 in deferred tax expense and deferred tax liability which reduces net income by $140,000 in the third quarter of 2006 within the condensed consolidated financial statements for both the three and nine months ended September 30, 2006. The Company will also revise the related narrative as it relates to these changes in the condensed consolidated income statements and balance sheet.

Amendment No. 1 does not reflect events occurring after the original filing of the Form 10-Q or modify or update disclosures affected by subsequent events except as described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY
Date: March 19, 2007	By:___/s/ George M. Bachman________________ Name: George M. Bachman Title: Chief Financial Officer